EXHIBIT 17.1






NOVEMBER 12, 2004



CLAREMONT TECHNOLOGIES CORP


ATTENTION:      BOARD OF DIRECTORS


I HEREBY TENDER MY RESIGNATION AS PRESIDENT, TREASURER AND
DIRECTOR OF THE CORPORATION EFFECTIVE IMMEDIATELY.


SINCERELY,



/S/ TREVOR BENTLEY
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TREVOR BENTLEY